U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 29, 2000



                       EAGLE WIRELESS INTERNATIONAL, INC.
                       ----------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                      TEXAS
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

       0-20011                                          76-0494995
(Commission File Number)                    (I.R.S. Employer Identification No.)


                   101 COURAGEOUS DRIVE, HOUSTON, TEXAS 77573
                   ------------------------------------------
           (Address of principal executive offices including zip code)


                                 (281) 538-6000
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS

Pursuant to an Agreement and Plan of Reorganization dated as of September 15, 2000, by and among Eagle Wireless International, Inc., a Texas corporation ("Eagle"), Eagle Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Eagle ("Merger Sub"), and ClearWorks.net, Inc., a Delaware corporation ("ClearWorks), Merger Sub is to be merged with and into ClearWorks and ClearWorks is to become a wholly-owned subsidiary of Eagle (the "Merger"). As a result of the Merger, each outstanding share of ClearWorks Common Stock is to be exchanged for .8 shares of Eagle Common Stock.

The Merger is contingent upon the shareholders of Eagle approving the issuance of Eagle Common Stock and the approval of the Merger by the shareholders of ClearWorks.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS


 (a) Financial Statements of Business Acquired. The following documents and information have been previously filed with the Securities and Exchange Commission and have been omitted pursuant to General Instruction B.3 of Form 8-K:

      (1) The financials statements required to be filed pursuant to Item 7(a)(1) of Form 8-K have previously been filed on Eagle's Form S-4 (Registration No. 333-49688).

(b)  Pro Forma Financial Information.

      (1) The financials statements required to be filed pursuant to Item 7(b)(1) of Form 8-K have previously been filed on Eagle's Form S-4 (Registration No. 333-49688).

(c)   Exhibits

      2.1 Agreement and Plan of Reorganization dated as of September 15, 2000, by and among Eagle Wireless International, Inc., a Texas corporation, Eagle Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Eagle, and ClearWorks.net, Inc., a Delaware corporation. (incorporated by reference from Eagle's Form S-4 Registration No. 333-49688).

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EAGLE WIRELESS INTERNAITONAL, INC.




                              By:   /S/ H. DEAN CUBLEY
                              Dr. H. Dean Cubley
                              Chief Financial Officer and President


DATE: November 29, 2000